UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2014

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 8, 2014, pursuant to a Fourth Amendment to the Credit Agreement (“Fourth Amendment”), EnerSys amended its existing credit facility with a syndicate of bank lenders, including Bank of America, N.A. (“BofA”), as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, RB International Finance (USA) LLC, PNC Bank, National Association and TD Bank, National Association, as Co-Documentation Agents and Co-Managers.

Taking effect immediately after the Fourth Amendment, on July 8, 2014, EnerSys also entered into an Incremental Commitment Agreement (“Incremental Commitment Agreement”) pursuant to which certain banks agreed to provide incremental term loan commitments of $150 million and incremental revolving commitments of $150 million on the terms and conditions provided therein. Incremental revolving loans incurred pursuant to the Incremental Commitment Agreement shall constitute revolving loans under the credit agreement and term loans incurred pursuant to the Incremental Commitment Agreement shall constitute incremental term loans under the credit agreement.

The credit facility (as amended by the Fourth Amendment, the Incremental Commitment Agreement and together with all other amendments to date, the “Credit Facility”) is now comprised of a $500 million senior secured revolving credit facility and a $150 million senior secured incremental term loan credit facility. The Credit Facility may be increased by an aggregate amount of $300 million in revolving commitments and/or one or more new tranches of term loans, under certain conditions.

Both the $500 million revolving credit facility and the $150 million incremental term loans under the Credit Facility will mature on September 30, 2018. The incremental term loans will amortize in equal quarterly installments commencing on the last business day of June 2015, in annual amounts equal to (x) 5.00% of the original principal amount of the incremental term loans between June 2015 and March 2016 and (y) 10.00% of the original principal amount of the incremental term loans between June 2016 and June 2018, with the remainder due on the maturity date.

In addition, EnerSys gained increased flexibility for acquisitions, transactions with subsidiaries, incurrence of liens, dividends, disposition of assets, prepayments in connection with its convertible notes and increased certain permitted baskets and threshold amounts for triggering an event of default. Neither the Fourth Amendment nor the Incremental Commitment Agreement changed the interest rates under the Credit Facility. Following the effectiveness of the Fourth Amendment and Incremental Commitment Agreement, EnerSys had $10 million of outstanding revolving loans and $150 million of outstanding incremental term loans under the Credit Facility.

Both revolving loans and incremental term loans under the Credit Facility will bear interest, at EnerSys’ option, at a rate per annum equal to either (i) the London Interbank Offered Rate (“LIBOR”) plus between 1.25% and 1.75% (based on EnerSys’ consolidated net leverage ratio) or (ii) the Base Rate (which is the highest of (a) the BofA prime rate, and (b) the Federal Funds Effective Rate) plus between 0.25% and 0.75% (based on EnerSys’ consolidated net leverage ratio). A commitment fee based on EnerSys’ consolidated net leverage ratio is payable on the unused portion of the Credit Facility quarterly, in arrears, and on the date of termination or expiration of the commitments.

EnerSys’ obligations under the Credit Facility continue to be guaranteed on a senior secured basis by all of its material domestic subsidiaries. The obligations under the Credit Facility are also secured by a first priority lien on substantially all of the assets of EnerSys and its material domestic subsidiaries, including 100% of the stock of domestic subsidiaries and 65% of the stock of certain foreign subsidiaries.

The Credit Facility includes financial covenants that require EnerSys to maintain a maximum net leverage ratio and a minimum interest coverage ratio. The Credit Facility also includes customary negative covenants that, among other things, place limits on the ability of EnerSys and its subsidiaries to incur debt, grant liens, dispose of assets, carry out mergers and acquisitions, make investments and pay dividends or make other distributions to stockholders.

From time to time, some of the lenders and their affiliates have provided, and may in the future provide, investment banking and commercial banking services and general financing and other services to EnerSys and its subsidiaries for which they have in the past received, and may in the future receive, customary fees. Certain lenders and their affiliates provide other loan, credit and banking services including cash investments and commodity and currency hedging programs, all on commercial terms. Those lenders or lender affiliates which provide commodity and hedging programs enjoy a secured position for these obligations in the collateral provided under the Credit Facility. In the event EnerSys is not in compliance with a specified liquidity threshold on February 28, 2015, a mandatory commitment reduction of the Credit Facility will be required.

A copy of the Fourth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Incremental Commitment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the amendment to the Credit Facility effected by the Fourth Amendment and the Incremental Commitment Agreement is a summary only, and investors should refer to the Credit Facility, together with the Fourth Amendment and Incremental Commitment Agreement, for full terms.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosure required by this Item 2.03 is included under Item 1.01 above and is incorporated herein by reference.
Item 8.01. Other Events
On July 8, 2014, EnerSys issued a press release announcing the entry into the Fourth Amendment and the Incremental Commitment Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.
10.1 Fourth Amendment to Credit Agreement, dated as of July 8, 2014, among EnerSys, certain subsidiaries of EnerSys, as subsidiary guarantors, Bank of America, N.A., as administrative agent and as collateral agent, and certain financial institutions.
10.2 Incremental Commitment Agreement, dated July 8, 2014, among EnerSys and certain financial institutions.
99.1 Press release, dated July 8, 2014, regarding the amended and increased Credit Facility.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 8, 2014	By:	/s/ Richard W. Zuidema
Richard W. Zuidema
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-10.1
Fourth Amendment to Credit Agreement, dated as of July 8, 2014, among EnerSys, certain subsidiaries of EnerSys, as subsidiary guarantors, Bank of America, N.A., as administrative agent and as collateral agent, and certain financial institutions.

EX-10.2	Incremental Commitment Agreement, dated July 8, 2014, among EnerSys and certain financial institutions.
EX-99.1	Press release, dated July 8, 2014, regarding the amended and increased Credit Facility.